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                                                                   EXHIBIT 10.22

                               SUB-LEASE AGREEMENT

This Sub-Lease Agreement is made and entered into as of the 1st day of November, 2003 by and between CONCEPTION TECHNOLOGIES,L.P., a California limited partnership ("Landlord") and ALLERGY-FREE, LLC, a California limited liability corporation ("Tenant").

                                    RECITALS

      A. Landlord leased to Tenant and Tenant leased from Landlord certain industrial space located and addressed at 6835 Flanders Drive, Suite 100, San Diego, California.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

      1. The Premises. Landlord and Tenant agree that Landlord will lease to Tenant and Tenant will lease from Landlord industrial space of 5,383 rentable square feet known as Suite 100.

      2. Lease Term. The Lease expiration date shall terminate on July 31, 2005 ("Termination Date"). The period from November 1, 2003 through the Termination Date specified above, shall be referred to herein as the "Lease Term".

      3. Monthly Basic Rent. The initial base rental rate commencing November 1, 2003 shall be $ 6,244.28 per month on a triple net basis. The base rental rate shall increase annually on September 1, 2004 to $ 6,513.43 per month on a triple net basis for the remaining lease term.

      4. Operating Expenses. In addition to the base rent, Tenant will be responsible for it's pro rata share of all Operating Expenses for the Project during the Term of the Lease. Estimated expenses are approximately $.30 per square foot per month.

      5. Security Deposit. The Landlord has submitted an additional security deposit equal to $6,128.55 for The Premises. Tenant will be responsible for any funds forfeited or otherwise charged as of the Termination Date.

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      IN WITNESS WHEREOF, this Sub-Lease Agreement has been executed as of the day and year first above written.

LANDLORD:                              CONCEPTION TECHNOLOGIES, L.P.

                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________

TENANT:                                ALLERGY-FREE, LLC

                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________